Exhibit 99.3
3M Subsidiary Aearo Technologies Takes Action to Efficiently and Equitably Resolve Litigation Related to Combat Arms Earplugs
•Aearo Technologies and related entities have voluntarily initiated chapter 11 proceedings
•3M has committed $1 billion to fund a trust to resolve all claims determined to be entitled to compensation
ST. PAUL, MN – July 26, 2022 − 3M (NYSE: MMM) today announced it is taking action to resolve litigation related to Combat Arms Earplugs Version 2 (“Combat Arms Earplugs”). Aearo Technologies and related entities (“Aearo Technologies”), all of which are wholly-owned 3M subsidiaries, have voluntarily initiated chapter 11 proceedings seeking court supervision to help establish a trust – funded by 3M – to efficiently and equitably resolve all claims determined to be entitled to compensation.
3M and Aearo Technologies believe the Combat Arms Earplugs were effective and safe when used properly, but nevertheless face increasing litigation, including approximately 115,000 filed claims and an additional 120,000 claims on an administrative docket as of June 30, 2022. The well-established chapter 11 process is intended to achieve an efficient and equitable resolution, reduce uncertainty, and increase clarity for all stakeholders, while reducing the cost and time that could otherwise be required to litigate thousands of cases. 3M and its other businesses have not filed for chapter 11 and will continue to operate as usual. Aearo Technologies will also continue to operate in the ordinary course.
“We have great respect for the brave men and women who protect us, and remain committed to the military as an active partner and valued customer going forward,” said 3M chairman and chief executive officer Mike Roman. “We determined that taking this decisive action now will allow 3M and Aearo Technologies to address these claims in a way that is more efficient and equitable than the current litigation.”
The company believes that, absent the actions taken today, the claims could take years, if not decades, to litigate on a case-by-case basis. With this change in strategy, this process is intended to resolve claims related to Combat Arms Earplugs in a manner that is more efficient and equitable to all parties.
Announcement Details
•Aearo Technologies was acquired by 3M in 2008 and has since operated as a wholly-owned subsidiary of 3M.
•3M has entered into a funding agreement with Aearo Technologies to establish a trust to resolve all claims determined to be entitled to compensation, and to support Aearo Technologies as it continues to operate during the chapter 11 process.
•The claims largely relate to the previous generation Combat Arms Earplugs manufactured by Aearo Technologies, as well as discontinued Aearo Technologies mask and respirator products utilized to reduce workplace exposure to asbestos, silica, coal mine dust or occupational dusts.
•Aearo Technologies has indemnified 3M for obligations related to the claims.
•3M has committed $1 billion to fund the trust, based on the analysis of an experienced estimator of claims in chapter 11.
•3M has also committed an additional $240 million to fund projected related case expenses.
•3M will provide additional funding if required under the terms of the agreement.
As a result, 3M recorded a total pre-tax charge of $1.2 billion, or $1.66 per share, and reflected it as an adjustment in arriving at its results, adjusted for special items.

Additional Information
In conjunction with the chapter 11 process, Aearo Technologies will file customary first day motions with the bankruptcy court seeking authority to continue operating in the normal course of business, without interruption or disruption to its customers, vendors, and employees.
The Aearo Technologies chapter 11 cases were filed in the U.S. Bankruptcy Court for the Southern District of Indiana. Additional information is available on resolvingearpluglitigation.com and www.3mearplugsfacts.com. Court filings and information about the chapter 11 cases are available on a separate website administered by Aearo Technologies’ claims agent, Kroll; information is also available by calling (855) 639-3375 (Toll-Free US/Canada) or +1 (347) 897-3818 (International); or by emailing aearotechnologiesinfo@ra.kroll.com.
Advisors
Kirkland & Ellis LLP is serving as legal counsel and AlixPartners LLP is serving as restructuring advisor to Aearo Technologies. PJT Partners is serving as financial advisor and White & Case LLP is serving as legal counsel to 3M.
Planned Spin-Off of Health Care Business
In a separate press release issued today, 3M announced its intent to spin off its Health Care business, resulting in two world-class public companies well positioned to pursue their respective growth plans.
To access the press release, please visit our press release page here.
Q2 2022 Earnings Results and Conference Call
In a separate press release issued today, 3M announced its second-quarter 2022 results and updated its outlook for the full-year 2022. Please see the company’s second-quarter earnings press release for more details.
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
◦Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
◦Webcast replay:
•Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
◦Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999290). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on August 1, 2022.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (the “Aearo Entities”), including legal risks related to the chapter 11 proceedings; potential impacts to the Company’s reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company’s liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company’s obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities’ ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449